SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 02, 2005


                         Saliva Diagnostic Systems, Inc.
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             (Exact name of Registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


           000-21284                                             91-1549305
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          (Commission                                         (IRS Employer
          File Number)                                      Identification No.)


         1 Clarks Hill Rd. Framingham, MA.                         01702
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     (Address of principal executive offices)                    (Zip Code)


                                 (718) 552-3599
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              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.


      Saliva Diagnostic Systems, Inc., (SDS) appointed D. Bruce Pattison as President and Chief Operating Officer, effective May 2, 2005.


      Mr. Pattison has been working closely with the Company as a consultant over the past five months. Mr. Pattison has over thirty years experience with technology based, health-care companies serving both diagnostic and therapeutic market segments. During the 1970's he held several senior management positions with the medical diagnostic and device division of Corning Glass Works. After leaving Corning, Mr. Pattison was President of three start-up companies involved with innovative drug-delivery products. At the Infusaid Corporation during the 1980's, Mr. Pattison led the regulatory approval and commercialization of two unique medical products: the industry's first implantable pump and the first vascular access port. Most recently, Mr. Pattison negotiated the sale of Arrow International's drug delivery business to Johnson & Johnson and then joined J&J as Executive Director of Drug Delivery.

      In connection with hiring Mr. Pattison, during the Employment Period, the Company will pay a temporary base salary at the annual rate of one hundred twenty thousand dollars ($120,000). Said base salary shall increase to the annual rate of One Hundred Eighty Thousand ($180,000.00) upon the closing of a financing for the Company with gross proceeds of at least three million dollars ($3,000,000). The Board of Directors may determine, from time to time, in its sole discretion, to pay the Employee bonuses or additional compensation. Mr. Pattison shall be entitled to participate in all fringe benefits the Company provides for its employees generally, and such other benefits as the Company provides generally for its senior executives. Until such benefit programs are adopted, the Company shall reimburse Mr. Pattison for 75% of Health Insurance and for up to $2,000/yr of Life Insurance premiums. In addition the Company granted 550,000 options to Mr. Pattison to purchase the common stock of the Company (the "Common Stock"), as follows:

(1) Stock options, vested as of the date hereof, exercisable from June 1, 2005 until June 1, 2015, entitling Mr. Pattison to purchase 100,000 shares of the Company's common stock ("Common Stock") at an exercise price of $ 0.10-per share.

(2) Stock options (the "Options") to acquire 450,000 shares of Common Stock. Only if Mr. Pattison remains employed as of a vesting date, the Options shall vest in three equal amounts annually, commencing on October 1, 2005 at which time one-third, (150,000) of the Options shall vest, and on each of the two anniversaries thereafter, an additional one-third of the Options shall vest, provided that, Mr. Pattison is terminated without Cause within six months of a vesting date, all Options due to vest as of such date shall vest as of the date of termination. All vested Options shall terminate ten years from issuance. The exercise price shall be equal to the lessor of (i) 66-2/3% of the price per share of Common Stock as established in any Company offering and sale of Common Stock occurring prior to April 30, 2006, and (ii) $1.00 per share. In the event of a termination of Mr. Pattison's employment for any reason other than for Cause, Mr. Pattison shall have until their expiration to exercise any vested portion of an Option. In the event of an acquisition or change in control of the Company, all unvested options shall immediately vest.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       Saliva Diagnostic Systems, Inc.


Date: May 10, 2005                     By: /s/ Steven Peltzman
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                                           Steven Peltzman
                                           Chief Executive Officer